                                                                    EXHIBIT 10.6


                       HARD DISK DRIVE SUPPLY AGREEMENT

                                by and between

                              Quantum Corporation

                                      and

                                   TiVo Inc.

                               November 6, 1998

                               Table of Contents

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                                                                        Page
ARTICLE 1       CONSTRUCTION AND DEFINITIONS............................   1

     Section 1.1    Construction........................................   1
     Section 1.2    Definitions.........................................   2

ARTICLE 2       TWO CENTER DEVELOPMENT..................................   4

     Section 2.1    Development Management..............................   4
     Section 2.2    Quantum Development Support.........................   4
     Section 2.3    Support Procedures..................................   4
     Section 2.4    Facilities..........................................   5
     Section 2.5    Quantum Environmental Test Chambers.................   5
     Section 2.6    Ownership of Intellectual Property Rights...........   5
     Section 2.7    Trade Secret Licenses...............................   6
     Section 2.8    No Other License....................................   6

ARTICLE 3       HARD DISK DRIVE PURCHASES...............................   7

     Section 3.1    Development Units...................................   7
     Section 3.2    Production Units....................................   7
     Section 3.3    Hard Disk Drive Ordering Procedures.................   7
     Section 3.4    Hard Disk Drive Use Restrictions....................   7
     Section 3.5    Future Hard Disk Drive Purchases....................   7

ARTICLE 4       HARD DISK DRIVE PRICING.................................   7
     Section 4.1    Generally...........................................   7
     Section 4.2    Milestone 1 Discount................................   8
     Section 4.3    Milestone 2 Discount................................   8
     Section 4.4    Periodic Payments...................................   8
     Section 4.5    Periodic Payment Reporting..........................   9
     Section 4.6    Inspection Rights...................................   9
     Section 4.7    TiVo Licensee Rebate................................  10

ARTICLE 5       EXCLUSIVITY.............................................  10

     Section 5.1    Exclusivity.........................................  10

ARTICLE 6       TRADEMARK LICENSES......................................  11

     Section 6.1    License to TiVo.....................................  11

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                               Table of Contents
                                  (continued)

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
     Section 6.2   License to Quantum..................................  11
     Section 6.3   TiVo Usage..........................................  12
     Section 6.4   Other Usage.........................................  12
     Section 6.5   Trademark Usage Approval Process....................  12
     Section 6.6   Ownership...........................................  13
     Section 6.7   Challenge...........................................  13
     Section 6.8   Ouality Control.....................................  14
     Section 6.9   Policing............................................  14
     Section 6.10  Registered User Filings.............................  14

ARTICLE 7        PROMOTIONAL ACTIVITIES................................  14

     Section 7.1   PR References.......................................  14
     Section 7.2   Quantum Promotion...................................  14
     Section 7.3   Manufacturer Relationships..........................  15
     Section 7.4   Corporate Publicity.................................  15
     Section 7.5   TiVo End-User Mailing List..........................  15
     Section 7.6   TiVo Recommendation.................................  15

ARTICLE 8        INFORMATION REPORTING.................................  16

     Section 8.1   Information Reporting...............................  16

ARTICLE 9        CONFIDENTIAL INFORMATION..............................  16

     Section 9.1   Confidential Information and Exclusions.............  16
     Section 9.2   Confidentiality Obligation..........................  16
     Section 9.3   Confidentiality of Agreement........................  16
     Section 9.4   Compelled Disclosure................................  17
     Section 9.5   Remedies............................................  17

ARTICLE 10       WARRANTIES, DISCLAIMERS AND INDEMNITIES...............  17

     Section 10.1  General Warranty....................................  17
     Section 10.2  No Conflict.........................................  17
     Section 10.3  Disclaimer..........................................  17
     Section 10.4  Third-Party Contracts...............................  17
     Section 10.5  Intellectual Property Warranties....................  18

                               Table of Contents
                                  (continued)

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
     Section 10.6   Quantum Indemnity......................................  18
     Section 10.7   TiVo Indemnity.........................................  18

ARTICLE 11        LIABILITY LIMITATIONS....................................  19

     Section 11.1   Quantum Liability......................................  19
     Section 11.2   Exclusion of Damages...................................  19
     Section 11.3   Failure of Essential Purpose...........................  19

ARTICLE 12        TERM AND TERMINATION.....................................  19

     Section 12.1   Term...................................................  19
     Section 12.2   Default................................................  20
     Section 12.3   Breach of Auxiliary Agreements.........................  20
     Section 12.4   Termination for Insolvency.............................  20

ARTICLE 13        SECURITY INTEREST........................................  20

     Section 13.1   Grant of Security Interest.............................  20
     Section 13.2   Obligations Secured....................................  20
     Section 13.3   Representations and Warranties and Covenants of TiVo...  21
     Section 13.4   Covenants of TiVo......................................  21
     Section 13.5   Events of Default......................................  21
     Section 13.6   Rights of Quantum Upon Default.........................  22

ARTICLE 14        MISCELLANEOUS............................................  22

     Section 14.1   Observation Right......................................  22
     Section 14.2   Governing Law..........................................  23
     Section 14.4   Assignment.............................................  23
     Section 14.5   Amendment..............................................  23
     Section 14.6   No Waiver..............................................  23
     Section 14.7   Severability...........................................  24
     Section 14.8   Notices................................................  24
     Section 14.9   Titles and Subtitles...................................  24
     Section 14.10  Entire Agreement.......................................  24
     Section 14.11  Counterparts...........................................  25

                       HARD DISK DRIVE SUPPLY AGREEMENT

     This Agreement (the "Agreement") is entered into effective as of November 6, 1998 (the "Effective Date"), by and between Quantum Corporation ("Quantum"), a Delaware corporation having a place of business at 500 McCarthy Boulevard, Milpitas, CA 95052-8062 and Tivo, Inc. ("TiVo"), a Delaware corporation having an office at 894 Ross Drive, Suite 100, Sunnyvale, CA 94089 (each of Quantum and TiVo, a "Party"; together, the "Parties").

                                  Witnesseth:

     Whereas, Quantum is, among other things, a manufacturer of [*] and [*] hard disk drives that Quantum sells under its "BigFoot TS" trademark;

     Whereas, TiVo intends to develop a set-top-box product (the "TiVo Center" as further defined below) containing such a hard disk drive;

     Whereas, Quantum is willing to provide to TiVo assistance in the development of the TiVo Center as set forth herein;

     Whereas, Quantum is willing to sell up to [*] of such hard disk drives to TiVo in accordance with an initial-payment-plus-periodic-payment arrangement as set forth herein; and

     Whereas, the Parties have entered into the "Auxiliary Agreements" (as defined herein).

     Now, Therefore, in consideration of the mutual covenants and promises contained herein, the Parties hereby agree as follows:

                                   ARTICLE 1

                         CONSTRUCTION AND DEFINITIONS

     Section 1.1  Construction.
                  ------------

          (a) All references in this Agreement to "Articles," "Sections" and "Exhibits" refer to the articles, sections and exhibits of this Agreement.

          (b) As used in this Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require.

          (c) The words "hereof," "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole, as the same may from time to time be amended or supplemented, and not to any subdivision contained in this Agreement.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       1.

          (d) The word "including" when used herein is not intended to be exclusive and means "including, without limitation."

     Section 1.2  Definitions.  As used herein:
                  ------------

          (a)  "Auxiliary Agreements" means that certain "Warrant Purchase and
                --------------------
Equity Rights Agreement," that certain "Warrant to Purchase Shares of Series C Preferred Stock" and that certain "Warrant to Purchase Shares of Series D Preferred Stock," all of even date herewith.

          (b)  "Bankruptcy Event" means any of the following events or
                ----------------
circumstances with respect to a Party: such Party (i) ceases conducting its business in the normal course; (ii) makes a general assignment for the benefit of its creditors; (iii) petitions, applies for, or suffers or permits with or without its consent the appointment of a custodian, receiver, trustee in bankruptcy or similar officer for all or any substantial part of its business or assets; or (iv) avails itself or becomes subject to any proceeding under the U.S. Bankruptcy Code or any similar state, federal or foreign statute relating to bankruptcy, insolvency, reorganization, receivership, arrangement, adjustment of debts, dissolution or liquidation, which proceeding is not dismissed within sixty (60) days of commencement thereof.

          (c)  "Change of Control" means, with respect to a Party: (A) the
                -----------------
direct or indirect acquisition of either (i) the majority of the voting stock of such Party or (ii) all or substantially all of the assets of such Party, by another entity in a single transaction or series of related transactions; or (B) such Party is merged with, or into, another entity.

          (d)  "Confidential Information" means (i) any information disclosed by
                ------------------------
one Party (the "Disclosing Party') to the other (the "Receiving Party'), which, if in written, graphic, machine-readable or other tangible form is marked as "Confidential" or "Proprietary," or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and reduced to a writing marked "Confidential" and delivered to the Receiving Party within thirty (30) days of such disclosure; and the terms of this Agreement as set forth in Section 9.3.

          (e)  "Discounted Price" means [*] of the OEM Price.
                ----------------

          (f)  "Design Maturity Test" means a test of a TiVo Center's readiness
                --------------------
to be put into commercial production, the specification for which test is set forth in Exhibit F.

          (g)  "Equivalent Drive" means one or both of the following, as the
                ----------------
context may require: (i) with respect to a [*] BigFoot TS hard disk drive, a Quantum desktop personal computer hard disk drive having at least the performance and capacity thereof, a price no greater than that thereof and functionality thereof; or (ii) with respect to a [*] BigFoot TS hard disk drive, a Quantum desktop personal computer hard disk drive having at least the performance and capacity thereof, a price no greater than that thereof and the functionality thereof. An Equivalent Drive may have the same or a different shape and size as its corresponding BigFoot TS hard disk drive; provided that such Equivalent Drive is a commercially practicable substitute for its corresponding BigFoot TS hard disk drive.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       2.

     (h)  "Hard Disk Drive" means one or more of the following, as the context
           ---------------
may require: (i) Quantum [*] BigFoot TS hard disk drive, (ii) Quantum [*] BigFoot TS hard disk drive or (iii) an Equivalent Drive.

     (i) "Initial Payment" means the portion of the price of a Hard Disk Drive
          ---------------
other than the amount payable to Quantum in accordance with Section 4.4. The Initial Payment for a Hard Disk Drive shall equal [*] therefore unless set equal to [*] of the OEM Price pursuant to Section 4.2 or Section 4.3.

     (j) "Integration" means TiVo's integration of the Hard Disk Drives into the
          -----------
first TiVo Center design.

     (k) "Intellectual Property Rights" means all rights of a Person in, to, or
          ----------------------------
arising out of: (i) any U.S., international or foreign patent or any application therefor and any and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) inventions (whether patentable or not in any country), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology and technical data; (iii) copyrights, copyright registrations, mask works, mask work registrations, and applications therefor in the U.S., or any foreign country, and all other rights corresponding thereto throughout the world (iv) trademarks, trade names, trade dress and similar product source identifiers and (v) any other proprietary rights anywhere in the world.

     (l) "OEM Price" means the amount calculated in accordance with Exhibit E.
          ---------

     (m) "Person" means any legal person or entity, including any individual,
          ------
corporation, partnership, joint venture, association, joint stock company, trust, unincorporated association, limited liability corporation, governmental entity, or other person or entity of similar nature.

     (n) "Qualified" shall describe a particular Hard Disk Drive during a
          ---------
particular calendar month if (i) either (1) TiVo's Initial Payment with respect to such Hard Disk Drive was the Discounted Price or (2) Quantum has paid a Rebate with respect to such Hard Disk Drive; and (ii) such Hard Disk Drive was sold or otherwise distributed by TiVo or a third party in or for use in a TiVo Center or third-party device that receives the TiVo Service to a customer who subscribes to the TiVo Service at any time during such month, whether such customer has continually subscribed to the TiVo Service since his or her initiation thereof or such customer has, one (1) or more times, terminated and reinitiated his or her TiVo Service subscription.

     (o) "Quantum Trademark" means the trademark of Quantum shown on Exhibit D
          -----------------
attached hereto.

     (p) "Quantum Trademark Territory" means the territory described under the
          ---------------------------
heading "Quantum Trademark Territory" in Exhibit C.

     (q) "Rebate" means an amount equal to the Discounted Price, paid by
          ------
Quantum, directly or indirectly through TiVo, to a third party pursuant to
Section 4.7.


* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       3.

          (r) "Support" shall mean the technical advice and consultation
               -------
provided by Quantum to TiVo in accordance with Section 2.1.

          (s) "Term" means the term of this Agreement as set forth in Section
               ----
12.1.

          (t) "TiVo Center" means a TiVo hardware product containing a Hard Disk
               -----------
Drive which product (i) implements the features of the TiVo Service and (ii) is intended for commercial sale.

          (u) "TiVo-Center-Compatible Product" means a device that is capable of
               ------------------------------
operating with, and exploiting the features of, the TiVo Service.

          (v) "TiVo Service" means a personalizable television viewing service
               ------------
offered to end-user consumers; for example, a service having the features set forth in Exhibit A.

          (w) "TiVo Trademark" shall mean the TiVo mark shown on Exhibit D.
               --------------

          (x) "TiVo Trademark Territory" means the territory described under the
               ------------------------
heading "TiVo Trademark Territory" in Exhibit C.

                                   ARTICLE 2

                            TWO CENTER DEVELOPMENT

     Section 2.1  Development Management. Quantum and TiVo shall cause Don Adams
                  ----------------------
and Ta-Wei Chien, respectively, or their successors, to meet not less than two
(2) times each month to agree on Quantum development support deliverables and schedule and to discuss all other matters relating to the Integration (each such meeting, a "Development Meeting") during the period described in Section 2.2.

     Section 2.2  Quantum Development Support. During the period commencing on
                  ---------------------------
the Effective Date and ending upon the sooner of (i) June 30, 1999 or (ii) the completion of the Integration, Quantum shall provide to TiVo, in accordance with the procedures set forth in Section 2.3, technical advice and consultation (the "Support") in the following areas, in connection with the
Integration:

          (a) Hard Disk Drive compatibility with the TiVo Center;

          (b) Reduction of thermal effects on Hard Disk Drive performance, including by altering the placement of a Hard Disk Drive within the TiVo Center housing; and

          (c) Integration of the Hard Disk Drives into the TiVo Center generally, including with regard to acoustics, shock resistance and mounting.

In addition, Quantum shall make mutually acceptable modifications to the Hard Disk Drives that enhance Hard Disk Drive performance in the TiVo Center environment.

     Section 2.3  Support Procedures.
                  ------------------

                                       4.

          (a) Quantum shall provide the Support as set forth in Section 2.2 via two (2) engineers (the "Engineers") each devoting up to thirty (30) hours per week to the provision of the Support. The Engineers shall have experience in the following areas:

              (i)  Hard Disk Drive performance and firmware; and

              (ii) Hard Disk Drive integration and environmental considerations including mechanical shock and thermal effects.

          (b) With respect to the Support, the Engineers shall report to Don Adams or his successor.

          (c) If TiVo desires that Quantum assign engineers in addition to the Engineers to provide Support, TiVo shall notify Quantum during the next-to-occur Development Meeting and Quantum shall, if Quantum reasonably believes that such assignment is reasonably necessary to fulfill Quantum's obligation to provide Support hereunder, make such an assignment.

     Section 2.4  Facilities.  TiVo shall provide to the Engineers reasonable
                  ----------
office space within TiVo's facilities and all facilities, materials and assistance reasonably necessary to permit the Engineers to perform Quantum's obligations set forth in Section 2.2.

     Section 2.5  Quantum Environmental Test Chambers.  Prior to the first TiVo
                  -----------------------------------
Center's passing the Design Maturity Test, and within a reasonable time following TiVo's written request, and subject to the availability of Quantum's environmental hard disk drive test chambers, Quantum shall, at no charge to TiVo, test the Hard Disk Drives as integrated into the first TiVo Center in Quantum's environmental hard disk drive test chambers. Quantum shall perform such tests using test scripts and procedures jointly developed by the Parties. TiVo shall have the right to observe the performance of such tests.

     Section 2.6  Ownership of Intellectual Property Rights.
                  -----------------------------------------

          (a) Underlying Inventions and Works of Authorship. Neither the
              ---------------------------------------------
Parties' creation of joint inventions or joint works of authorship nor the provisions of this Section 2.6 shall grant to a Party any right or license to any invention or work of authorship of the other Party with respect to which such joint inventions or joint works of authorship are improvements or derivative works, as the case may be.

          (b) Joint Ownership. Except as set forth in Section 2.6(c), each Party
              ---------------
shall jointly own all inventions and works of authorship invented or authored, as the case may be, pursuant to this Agreement by one (1) or more employees of each Party, without a duty to account to the other joint owner (such inventions and works of authorship, "Joint Developments").

          (C) Filings.  The Parties shall confer on (i) protection of Joint
              -------
Developments through, as appropriate, filings ("Filings") in the United States Copyright Office, the United States Patent and Trademark Office or otherwise, and/or through maintenance of the Joint Development as a trade secret, and (ii) preparation, filing, prosecution and maintenance of Filings and rights related to Joint


                                       5.

Developments. With respect to each country in which either Party desires to make a Filing, the Parties shall designate one Party as responsible for such Filing. If both Parties share the expense of such Filing, then the Filing shall be made on behalf of both Parties and shall name each Party as joint and equal owner in such country of the Joint Development and of the resulting associated rights. If one Party does not share the expense of such Filing, then the Party that does not make such Filing shall assign all its right, title and interest in and to the relevant Joint Development to the Party that does make such Filing, and the Party which makes such Filing shall be deemed to have granted the other Party a nonexclusive, irrevocable, perpetual, fully paid, royalty-free license, without right to sublicense, under the Filing Party's rights in and to the relevant Joint Development, except as set forth below in this section, to use that Joint Development without restriction, including without limitation to practice any process, method, or procedure and to make, use, have made, and sell or otherwise dispose of any product or item. If either Party does not pay its one-half share of maintenance expenses with respect to the patent or other rights associated with a Joint Development, then sole ownership of such rights shall be transferred and assigned to the other Party, and the license set forth above shall be terminated.

          (d) Licensing and Infringement Prosecution. Neither Party shall
              --------------------------------------
license to any third party, or bring any suit, action or proceeding against any third party for the infringement of, any intellectual property right in any Joint Development without the prior written consent of the other Party, which consent shall not be unreasonably denied. A Party from whom such consent is requested in writing shall provide or deny such consent in writing within twenty
(20) business days following such request. If such consent is denied, the denying Party shall furnish to the requesting Party a detailed explanation of the basis for such denial along with such denial. The Parties agree that reasonable bases for denying such consent shall include the fact that the denying Party is in litigation with, or otherwise has an adverse relationship with, a third party to whom the requesting Party wishes to grant a license.

     Section 2.7  Trade Secret Licenses.
                  ---------------------

          (a) Quantum hereby grants to TiVo a [*] license under Quantum's trade secret rights in the information provided to TiVo by Quantum pursuant to this Agreement to make, have made, use, sell, offer for sale and import the TiVo Center.

          (b) TiVo hereby grants to Quantum a [*] license under TiVo's trade secret rights in the information provided by TiVo to Quantum pursuant to this Agreement to make, have made, use, sell, offer for sale and import any product.

          (c) Each Party may sublicense to third parties the rights granted to such Party pursuant to this Section 2.7 in connection with the licensing of other of its Intellectual Property Rights to third parties.

     Section 2.8  No Other License. Neither Party grants to the other any
                  ----------------
license to any of such Party's Intellectual Property Rights except as expressly set forth herein. Nothing set forth herein prohibits or shall be construed to prohibit either Party from independently making any invention or

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       6.

creating any work of authorship, and, as between the Parties, each Party shall exclusively own all inventions and works of authorship so created, except as may be expressly licensed hereunder.

                                   ARTICLE 3

                           HARD DISK DRIVE PURCHASES

     SEction 3.1  Development Units.  Upon TiVo's written request, Quantum shall
                  -----------------
provide to TiVo, at no charge to TiVo, as reasonably required by TiVo in connection with the Integration, up to [*] [*] Hard Disk Drives and up to [*] [*] Hard Disk Drives. Such Hard Disk Drives may be used by TiVo solely for development, validation and testing of the TiVo Center and not for any other purpose, including resale to third parties.

     Section 3.2  Production Units. During the Term, TiVo may order from Quantum
                  ----------------
Hard Disk Drives under the terms, conditions and procedures set forth herein.

     Section 3.3  Hard Disk Drive Ordering Procedures.  The terms and conditions
                  -----------------------------------
governing the placement and amendment of purchase orders for Hard Disk Drives hereunder and terms and conditions relating to Hard Disk Drive shipments and Hard Disk Drive warranties are set forth in Exhibit B attached hereto.

     Section 3.4  Hard Disk Drive Use Restrictions.  Except in connection with
                  --------------------------------
TiVo's provision of a replacement Hard Disk Drive to a TiVo Center customer in exchange for an under-warranty, damaged or defective Hard Disk Drive contained in such TiVo Center, TiVo shall not resell or otherwise provide to any third party, alone or incorporated into any product, any Hard Disk Drive purchased hereunder for which the Initial Payment equaled the Discounted Price except as incorporated into a new TiVo Center sold to a customer who subscribes, at the time of purchase of such TiVo Center, to the TiVo Service for a period of not less than one (1) month. In the event that TiVo resells or otherwise provides to any third party any Hard Disk Drive other than as incorporated into a new TiVo Center sold to a customer who subscribes, at the time of purchase of such TiVo Center, to the TiVo Service for a period of not less than one (1) month, including upgrading the hard disk drive in a TiVo Center previously sold or otherwise distributed to a third party, TiVo shall promptly notify Quantum thereof and pay to Quantum [*] of the OEM Price for such Hard Disk Drive.

     Section 3.5  Future Hard Disk Drive Purchases. At a mutually agreeable
                  --------------------------------
time, but not later than TiVo's purchase of [*] Hard Disk Drives hereunder, the Parties shall meet and renegotiate in good faith the terms and conditions upon which TiVo would continue to purchase Hard Disk Drives from Quantum.

                                   ARTICLE 4

                            HARD DISK DRIVE PRICING

     Section 4.1  Generally.  The price to TiVo for Hard Disk Drives ordered
                  ---------
hereunder shall equal the Initial Payment. Notwithstanding the foregoing, if the Initial Payment for a Hard Disk Drive

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Excahnge Commission.

                                       7.

equals the Discounted Price thereof pursuant to Section 4.2 or Section 4.3, then the price to TiVo for such Hard Disk Drive shall equal the Initial Payment plus the periodic payments as set forth in Section 4.4.

     Section 4.2  Milestone 1 Discount. The Initial Payment for the first
                  --------------------
(1/st/) [*] Hard Disk Drives purchased hereunder shall equal the Discounted Price if:

          (a) TiVo has completed development of the TiVo Center having the features and functionality set forth in the relevant portion of Exhibit A, as evidenced by such product's passing the Design Maturity Test; and

          (b) TiVo has completed development of the TiVo Service having the features and functionality set forth in the relevant portion of Exhibit A, as evidenced by TiVo's successful delivery of such service to a TiVo Center or a prototype thereof, and

          (c) TiVo has completed development of the viewer interface required to control the TiVo Service, and such interface is ready for shipment to end-user customers; and

          (d) TiVo has successfully completed a TiVo Center and TiVo Service pilot program, as evidenced by survey data convincingly demonstrating that customers value the TiVo Center and the TiVo Service and are willing to pay a monthly fee for such Service; and

          (e) TiVo has entered into a written agreement with not less than one
(1) third party pursuant to which the other party thereto has agreed to distribute not less than [*] TiVo Centers during the Term; and

          (f) TiVo is not in breach of any provision of this Agreement.

     Section 4.3  Milestone 2 Discount.  The Initial Payment for the [*] Hard
                  --------------------
Disk Drives purchased hereunder immediately following the first (1/st/) [*] Hard Disk Drives purchased hereunder shall be equal to the Discounted Price if Quantum, in its commercially reasonable discretion, taking into account (a) whether TiVo has put in place specific programs and/or activities that have a high likelihood of (i) achieving a reasonable sell-through of TiVo Centers to end-user customers, (ii) minimizing TiVo service subscriber disconnect and (iii) attracting and signing strong business partners in the areas of content, advertising, retail distribution, service providers and consumer electronics manufacturers and (b) Quantum's discussions with TiVo commencing not less than one (1) month prior to TiVo's expected placement of a Purchase Order hereunder for Hard Disk Drives, such that TiVo's aggregate purchase of Hard Disk Drive hereunder exceeds [*] Hard Disk Drives, determines to sell such Hard Disk Drives to TiVo under such terms, provided TiVo gives to Quantum reasonable advance written notice of TiVo's intention to submit such a Purchase Order.

     Section 4.4  Periodic Payments.
                  -----------------

          (a) With respect to [*], TiVo shall pay to Quantum [*] for each Qualified [*] Hard Disk Drive and

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      8.

each Qualified Equivalent Drive of a [*] Hard Disk Drive. With respect to each [*] Hard Disk Drive and each Equivalent Drive thereof sold to TiVo or a third party hereunder, TiVo shall pay such amount to Quantum for each of the [*] commencing with the [*] TiVo or such third party [*] such Hard Disk Drive, irrespective of whether such Hard Disk Drive is Qualified. TiVo shall pay the amounts set forth above for each [*] Hard Disk Drive and each Equivalent Drive thereof whether or not such Hard Disk Drive is returned to Quantum as defective pursuant to the warranty provisions hereof; provided that TiVo shall have no obligation to pay any amount pursuant to this Section 4.4(a) with respect to any Hard Disk Drive provided by Quantum as a replacement for any such defective Hard Disk Drive.

          (b) With respect to [*], TiVo shall pay to Quantum [*] for each Qualified [*] Hard Disk Drive and each Qualified Equivalent Drive of a [*] Hard Disk Drive. With respect to each [*] Hard Disk Drive and each Equivalent Drive thereof sold to TiVo or third party hereunder, TiVo shall pay such amount to Quantum for each of the [*] commencing with the [*] TiVo or such third party [*] such Hard Disk Drive, irrespective of whether such Hard Disk Drive is Qualified. TiVo shall pay the amounts set forth above for each [*] Hard Disk Drive and each Equivalent Drive thereof whether or not such Hard Disk Drive is returned to Quantum as defective pursuant to the warranty provisions hereof; provided that TiVo shall have no obligation to pay any amount pursuant to this Section 4.4(b) with respect to any Hard Disk Drive provided by Quantum as a replacement for any such defective Hard Disk Drive.

          (c) Within [*] days of the last day of each [*], TiVo shall pay to Quantum all amounts due to Quantum pursuant to Section 4.4(a) and Section 4.4(b) [*].

     Section 4.5  Periodic Payment Reporting. Within thirty (30) days of the
                  --------------------------
last day of each calendar quarter, TiVo shall deliver to Quantum a detailed written report, certified as accurate by an officer of TiVo, indicating the amount due to Quantum pursuant to Section 4.4, the basis for such amount and any other related information reasonably requested by Quantum.

     Section 4.6  Inspection Rights.  TiVo shall make and maintain at TiVo's
                  -----------------
principal place of business, during the Term and for a period of [*] thereafter, true and complete books of account containing an accurate record of all data necessary for the verification of TiVo's performance under this Agreement, including the making of any payments to Quantum required hereunder, and Quantum may cause, at Quantum's expense except as below provided, an independent, certified public accountant selected by Quantum and acceptable to TiVo in its reasonable discretion to examine such books at all reasonable times (but not more than two (2) times in each calendar year) upon no less than three (3) business days' advance written notice. Such examination shall be made during normal business hours at the principal place of business of TiVo. In the event that any such examination reveals, for any period, payment by TiVo to Quantum of less than the amount TiVo is obligated to pay to Quantum hereunder, TiVo shall promptly pay to Quantum all amounts due to Quantum hereunder, plus interest thereon, from the date such payment was originally due to Quantum to the date of payment thereof to Quantum, at the rate of [*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       9.

[*] per year or [*], whichever is [*]. In the event that any such examination reveals, for any period, payment by TiVo to Quantum of less than [*] of the amount TiVo is obligated to pay to Quantum hereunder, TiVo shall promptly reimburse Quantum for all costs and expenses actually and reasonably incurred in connection with such examination. Subject to Section 9.1, Quantum shall treat all information learned by Quantum in connection with the conduct of such examination as TiVo's Confidential Information. If such examination reveals, for any period, payment by TiVo to Quantum of more than the amount of examination reveals, for any period, payment by TiVo to Quantum of more than the amount TiVo in obligated to pay Quantum hereunder, Quantum shall promptly pay to TiVo the amount of such overpayment.

     Section 4.7  TiVo Licensee Rebate.  To the extent TiVo has the right to
                  --------------------
purchase Hard Disk Drives hereunder having an Initial Payment equal to the Discounted Price, Quantum shall in its commercially reasonable discretion, upon TiVo's written request, sell directly to a third-party TiVo technology licensee a portion of such Hard Disk Drives at the OEM Price. If such a third party enters into a written agreement with Quantum: (i) providing that such Hard Disk Drives may only be resold as incorporated into a TiVo-Center-Compatible Product to a customer who subscribes, at the time of purchase of such product, to the TiVo Service for a period of not less than one (1) month; (ii) providing that such Hard Disk Drives may only be resold as incorporated into a TiVo-Center-Compatible-Product bearing the Quantum Trademark under terms and conditions substantially similar to those set forth in Article 6 and (iii) otherwise having terms and conditions reasonably acceptable to Quantum; then Quantum shall pay to such third party, [*] an amount equal to [*] of the OEM Price of each Hard Disk Drive sold by such third party during the relevant quarter incorporated into a TiVo Center-Compatible product to a customer who subscribes, at the time of purchase of such product, to the TiVo Service for a period of not less than one
(1) month.

                                   ARTICLE 5

                                  EXCLUSIVITY

     Section 5.1  Exclusivity. Except as expressly set forth in Exhibit B
                  -----------
attached hereto, prior to TiVo's purchase of [*] Hard Disk Drives hereunder, for so long as Quantum is obligated hereunder or otherwise willing to sell Hard Disk Drives to TiVo at a price having an initial payment component equal to [*] of the OEM Price, TiVo shall not purchase except as set forth herein any hard disk drive from any Person for incorporation into any TiVo product having a hard disk drive, provided that Quantum is willing to supply to TiVo a hard disk drive product that Quantum is willing to supply to TiVo a hard disk drive product that, with or without reasonable modification thereto at TiVo's expense, meets TiVo's commercially reasonable needs. TiVo's cost to make such a modification and the technical feasibility of making such a modification shall be considered among other factors in determining whether such modification is "reasonable." Notwithstanding the foregoing, TiVo shall not be relieved of its exclusivity obligations set forth above if Quantum does not ship Hard Disk Drives hereunder pursuant to the provisions of Exhibit B in response to TiVo's breach hereof.


* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      10.

                                   ARTICLE 6

                              TRADEMARK LICENSES

     Section 6.1  License to TiVo.
                  ---------------

          (a) Quantum hereby grants to TiVo a [*] license to use the Quantum Trademark, under Quantum's rights in the Quantum Trademark, in the Quantum Trademark Territory, during the Term and solely in connection with (i) the packaging, labeling, promotion, advertising, and distribution of the TiVo Center and the TiVo Service, (ii) TiVo's performance of its obligations hereunder and
(iii) such activities as Quantum may permit in its sole discretion from time to time. All such use shall be strictly in accordance with any reasonable standards, specifications and instructions that may be supplied by Quantum from time to time.

          (b) If TiVo desires to use the Quantum Trademark as set forth above in a territory outside the Quantum Trademark Territory, TiVo shall so notify Quantum in writing and Quantum shall determine whether to register the Quantum Trademark or undertake similar formalities in such territory. Following the sooner of (i) Quantum's completion of such registration or undertaking, as applicable, (ii) Quantum's written notification to TiVo that Quantum does not wish to undertake such a registration or such formalities with respect to the Quantum Trademark in such territory or (iii) forty-five (45) days from the date of TiVo's notification of Quantum as set forth above, such territory shall be considered a part of the Quantum Trademark Territory hereunder.

          (c) Quantum may modify the Quantum Trademark from time to time in Quantum's sole discretion by delivering to TiVo a modified Quantum Trademark; provided that TiVo shall remain licensed as set forth herein to, and shall be permitted to fulfill its obligations hereunder using, the unmodified Quantum Trademark for [*] following such delivery.

     Section 6.2  License to Quantum.
                  ------------------

          (a) TiVo hereby grants to Quantum a [*] license to use the TiVo Trademark, under TiVo's rights in the TiVo Trademark, in the TiVo Trademark Territory, during the Term and solely in connection with Quantum's performance of its obligations hereunder. All such use shall be strictly in accordance with any reasonable standards, specifications and instructions that may be supplied by TiVo from time to time.

          (b) If Quantum desires to use the TiVo Trademark as set forth above in a territory outside the TiVo Trademark Territory, Quantum shall so notify TiVo in writing and TiVo shall determine whether to register the TiVo Trademark or undertake similar formalities in such territory. Following the sooner of (i) TiVo's completion of such registration or undertaking, as applicable, (ii) TiVo's written notification to Quantum that TiVo does not wish to undertake such a registration or such formalities with respect to the TiVo Trademark in such territory, or (iii) forty-five (45) days from the date of Quantum's notification to TiVo as set forth above, such territory shall be considered a part of the TiVo Trademark Territory hereunder.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      11.

          (c) TiVo may modify the TiVo Trademark from time to time in TiVo's sole discretion by delivering to Quantum a modified TiVo Trademark; provided that Quantum shall remain licensed as set forth herein to, and shall be permitted to fulfill its obligations hereunder using, the unmodified TiVo Trademark for [*] following such delivery.

     Section 6.3  TiVo Usage. TiVo shall ensure that each of the following bears
                  ----------
the Quantum Trademark in accordance herewith:

          (a) as commercially reasonable, all TiVo Center and TiVo Service documentation, including manuals, except as Quantum may otherwise direct or agree;

          (b) as commercially reasonable, all TiVo Center and TiVo Service promotional material, including tradeshow collateral, brochures, advertisements and point of sale materials, except as Quantum may otherwise direct or agree;

          (c) all TiVo Center and TiVo Service exterior retail product packaging, such that the Quantum Trademark is visible to a retail customer when such products are on the retail shelf;

          (d) the front of the TiVo Center, in the form of a silk screen or not-easily-removable-by-an-end-user sticker; provided that Quantum shall pay to TiVo its reasonable and actual costs to so affix the Quantum Trademark, including reasonable and actual material costs, all of such costs not to exceed [*] per TiVo Center bearing such silk screen or sticker;

          (e) the "About TiVo" screen or similar screen of the TiVo Service; and

          (f) the product configuration screen(s) of the TiVo Center and the TiVo Service.

     Section 6.4  Other Usage.  The Parties shall work together in good faith
                  -----------
throughout the Term to identify appropriate locations for TiVo's display of the Quantum Trademark in addition to those locations described in Section 6.3. Upon the Parties' mutual agreement on any such appropriate locations, TiVo shall display the Quantum Trademark in such locations in accordance herewith.

     Section 6.5  Trademark Usage Approval Process.
                  --------------------------------

          (a) Notwithstanding any other provision of this Agreement, TiVo shall not make any use of the Quantum Trademark prior to Quantum's written approval of the product and other materials bearing the Quantum Trademark. TiVo shall send samples of such products and materials to Quantum, to the attention of Jonathan Penn or his successor, in the Quantum Law Department.

          (b) Quantum will use commercially reasonable efforts to approve or reject in writing any product or other material bearing the Quantum Trademark within ten (10) business days of Quantum's receipt of a sample thereof. TiVo shall deliver to Quantum, along with each such sample delivered to Quantum hereunder, a memorandum detailing the differences in product characteristics and trademark usage between such sample and products previously approved by Quantum pursuant to this Section 6.5(b). In the event that Quantum does not so approve or reject within such time, such product or other material shall be deemed rejected by Quantum pursuant to this Section 6.5(b).

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      12.

          (c) Notwithstanding any other provision of this Agreement, Quantum shall not make any use of the TiVo Trademark prior to TiVo's written approval of the product and other materials bearing the TiVo Trademark. Quantum shall send samples of such products and materials to TiVo to the attention of Ed MacBeth or his successor as the TiVo Vice President of Marketing and Business Development.

          (d) TiVo will use commercially reasonable efforts to approve or reject in writing any product or other material bearing the TiVo Trademark within ten
(10) business days of TiVo's receipt of a sample thereof Quantum shall deliver to TiVo, along with each such sample delivered to TiVo hereunder, a memorandum detailing the differences in product characteristics and trademark usage between such sample and products previously approved by TiVo pursuant to this Section 6.5(d). In the event that TiVo does not so approve or reject within such time, such product or other material shall be deemed rejected by TiVo pursuant to this
Section 6.5(d).

     Section 6.6  Ownership.
                  ---------

          (a) TiVo acknowledges and agrees that Quantum is the sole owner of the Quantum Trademark and that TiVo's right to use the Quantum Trademark is derived solely from the license thereto granted by Quantum pursuant to this Agreement. TiVo acknowledges and agrees that all of its use of the Quantum Trademark and any goodwill established thereby shall inure to Quantum's exclusive benefit.

          (b) Quantum acknowledges and agrees that TiVo is the sole owner of the TiVo Trademark and that Quantum's right to use the TiVo Trademark is derived solely from the license thereto granted by TiVo pursuant to this Agreement. Quantum acknowledges and agrees that all of its use of the TiVo Trademark and any goodwill established thereby shall inure to TiVo's exclusive benefit.

     Section 6.7  Challenge.
                  ---------

          (a) If TiVo challenges or contests in any way Quantum's ownership of the Quantum Trademark, Quantum's registration of the Quantum Trademark, or the validity of the Quantum Trademark, Quantum shall have the right to terminate this Agreement immediately. TiVo shall neither use, register nor attempt to register any trademark confusingly similar to the Quantum Trademark in any jurisdiction.

          (b) If Quantum challenges or contests in any way TiVo's ownership of the TiVo Trademark, TiVo's registration of the TiVo Trademark, or the validity of the TiVo Trademark, TiVo shall have the right to terminate this Agreement immediately. Quantum shall neither use, register nor attempt to register any trademark confusingly similar to the TiVo Trademark in any jurisdiction.

     Section 6.8  Quality Control.
                  ---------------

          (a) TiVo shall deliver to Quantum, at no cost, from time to time as reasonably requested by Quantum, representative samples of any and all items bearing the Quantum Trademark. If, at any time, any item made or assembled by TiVo and bearing the Quantum Trademark shall, in the


                                      13.

by Quantum for any use of the Quantum Trademark, TiVo immediately shall take such steps as are necessary to conform such item to Quantum's standards of quality.

          (b) Quantum shall deliver to TiVo, at no cost, from time to time as reasonably requested by TiVo, representative samples of any and all items bearing the TiVo Trademark. If, at any time, any item made or assembled by Quantum and bearing the TiVo Trademark shall, in the reasonable opinion of TiVo, fail to conform to the standards of quality set by TiVo for any use of the TiVo Trademark, Quantum immediately shall take such steps as are necessary to conform such item to TiVo's standards of quality.

     Section 6.9  Policing.
                  --------

          (a) As reasonable, TiVo shall aid Quantum in policing the use of the Quantum Trademark and shall otherwise provide Quantum at Quantum's expense with all reasonable cooperation in protecting the Quantum Trademark. TiVo shall immediately notify Quantum of any apparent infringement of the Quantum Trademark that comes to TiVo's attention.

          (b) As reasonable, Quantum shall aid TiVo in policing the use of the TiVo Trademark and shall otherwise provide TiVo at TiVo's expense with all reasonable cooperation in protecting the TiVo Trademark. Quantum shall immediately notify TiVo of any apparent infringement of the TiVo Trademark that comes to Quantum's attention.

     Section 6.10 Registered User Filings. The Parties shall cooperate to make
                  -----------------------
any filings or registrations that may be required in any jurisdiction in connection with a Party's use of the other Party's trademarks therein as authorized herein, at the sole expense of the Party using such other Party's trademarks.

                                   ARTICLE 7

                            PROMOTIONAL ACTIVITIES

     Section 7.1  PR References.  Each Party shall use commercially reasonable
                  -------------
efforts to assist the other Party in connection with its public relations activities, including interviews and press releases, in connection with the Integration.

     Section 7.2  Quantum Promotion. During the first two (2) months following
                   -----------------
the Effective Date and for so long thereafter as TiVo is purchasing not less than [*] Hard Disk Drives from Quantum hereunder per month, Quantum shall reference the TiVo Center and the TiVo Service, in every place appropriate in Quantum's reasonable discretion, in Quantum's Consumer Electronic Storage Business Unit ("CESBU") advertising and promotional material. Where appropriate in Quantum's reasonable discretion, CESBU shall reference TiVo as a customer thereof in connection with CESBU's consumer electronics industry tradeshow activities.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      14.

     Section 7.3  Manufacturer Relationships.  Quantum shall use commercially
                  --------------------------
reasonable efforts to introduce TiVo senior management to personnel at the consumer electronics manufacturing companies with which Quantum has business relationships.

     Section 7.4  Corporate Publicity.  Quantum and TiVo shall publicly announce
                  -------------------
the business arrangement set forth in this Agreement at a time that is mutually acceptable to the Parties. The content of such announcement shall be mutually, reasonably acceptable to the Parties. Quantum and TiVo shall jointly make future public announcements as the Parties deem advisable in their respective discretions. Except as otherwise required by law, neither Party shall make any public announcement or advertisement regarding this Agreement or the activities hereunder without the prior consent of the other, which consent shall not be unreasonably withheld.

[*]

     Section 7.6  TiVo Recommendation.  TiVo shall, with respect to each current
                  -------------------
and prospective TiVo technology licensee, (i) [*], respectively, in all printed materials and electronic materials provided to such licensee or prospective licensee, including presentation materials and technical specifications and documentation required by such licensee or prospective licensee to develop its products; and (ii) include Quantum, as reasonably appropriate, in initial and ongoing technology licensing discussions with such licensee or prospective licensee. TiVo shall use commercially reasonable efforts to cause its licensees to whom Quantum offers an appropriate Quantum Trademark license to agree to use the Quantum Trademark in the manner set forth in Section 6.3; provided that TiVo shall have no obligation to ensure that such licensees actually use the Quantum Trademark in any particular manner.

                                    ARTICLE 8

                             INFORMATION REPORTING

     Section 8.1  Information Reporting. TiVo shall provide to Quantum copies of
                  ---------------------
TiVo internal reports covering the sale of TiVo Centers containing Hard Disk Drives and TiVo's revenue by source (e.g., TiVo Service subscription, advertising, product sales, etc.). TiVo shall prepare such reports not less frequently than monthly and each report shall cover the time period from the date of the last similar report until the date of such report. Notwithstanding the foregoing sentence, TiVo

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      15.

shall prepare and deliver such reports as set forth above not less frequently than one (1) time every two (2) weeks as soon as commercially practicable.

                                   ARTICLE 9

                           CONFIDENTIAL INFORMATION

     Section 9.1  Confidential Information and Exclusions. Notwithstanding
                  ---------------------------------------
Section 1.2(d), Confidential Information shall exclude information that the Receiving Party can demonstrate: (i) was independently developed by the Receiving Party without any use of the Disclosing Party's Confidential Information or by the Receiving Party's employees or other agents (or independent contractors hired by the Receiving Party) who have not been exposed to the Disclosing Party's Confidential Information; (ii) becomes known to the Receiving Party, without restriction, from a source other than the Disclosing Party without breach of this Agreement and that had a right to disclose it;
(iii) was in the public domain at the time it was disclosed or becomes. in the public domain through no act or omission of the Receiving Party; or (iv) was rightfully known to the Receiving Party, without restriction, at the time of disclosure. All confidential information of either Party pursuant to that certain "Non-Disclosure Agreement" between the Parties dated as of December 8, 1997 shall be considered such Party's Confidential Information hereunder.

     Section 9.2  Confidentiality Obligation. The Receiving Party shall treat as
                  --------------------------
confidential all of the Disclosing Party's Confidential Information. Without limiting the foregoing, the Receiving Party shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the Disclosing Party's Confidential Information. Notwithstanding the foregoing, each Party may disclose Confidential Information of the other Party to a third-party sublicensee pursuant to Section 2.7 to the minimum extent reasonably necessary to permit such sublicensee to exploit its sublicense hereunder, provided that such sublicensee enters into a fully executed written agreement with the relevant Receiving Party, pursuant to which agreement such sublicensee is obligated to maintain the confidentiality of such Confidential Information as set forth herein.

     Section 9.3  Confidentiality of Agreement. Each Party agrees that the terms
                  ----------------------------
and conditions, but not the existence, of this Agreement shall be treated as the other's Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form of public or commercial advertising without the prior written consent of the other Party; provided, however, that each Party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the Parties; (iv) in connection with the requirements of an initial public offering or securities filing; (v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.


                                      16.

     Section 9.4  Compelled Disclosure. If a Receiving Party believes that it
                  --------------------
will be compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall give the Disclosing Party prompt written notice so that the Disclosing Party may take steps to oppose such disclosure.

     Section 9.5  Remedies.  Unauthorized use by a Party of the other Party's
                  --------
Confidential Information will diminish the value of such information. Therefore, if a Party breaches any of its obligations with respect to confidentiality or use of Confidential Information hereunder, the other Party shall be entitled to seek equitable relief to protect its interest therein, including injunctive relief, as well as money damages.

                                  ARTICLE 10

                    WARRANTIES, DISCLAIMERS AND INDEMNITIES

     Section 10.1 General Warranty. Each Party hereby represents and warrants to
                  ----------------
the other that: (i) all corporate action on the part of such Party, its officers, directors and shareholders necessary for the authorization of this Agreement and the performance of all obligations of such Party hereunder has been taken; and (ii) this Agreement, when executed and delivered, will be a valid and binding obligation of such Party enforceable in accordance with its terms.

     Section 10.2 No Conflict.  Each Party hereby represents and warrants to the
                  -----------
other that such Party's making of this Agreement and performance hereunder does not and will not violate any agreement existing between such Party and any third party.

     Section 10.3 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER
                  ----------
PARTY MAKES ANY WARRANTIES OR CONDITIONS, EXPRESS, STATUTORY, IMPLIED, OR OTHERWISE, WITH RESPECT TO ANY PRODUCT OR SERVICE PROVIDED HEREUNDER, AND EACH PARTY HEREBY DISCLAIMS THE IMPLIED WARRANTIES AND CONDITIONS OF NONINFRINGEMENT OF THIRD PARTY RIGHTS, SATISFACTORY QUALITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT THERETO.

     Section 10.4 Third-Party Contracts.
                  ---------------------

          (a) TiVo shall, in any contract with any third party for the sale, lease or other transaction in connection with any product sold or licensed hereunder, entirely in capital letters in text no smaller than the largest text in such contract, (i) disclaim on Quantum's behalf all warranties disclaimed herein to the full extent disclaimed herein, including the implied warranties of noninfringement, merchantability and fitness for a particular purpose; and (ii) exclude Quantum's liability to such third party for any indirect, special, incidental or consequential damages, whether or not Quantum has been advised of the possibility of such damages.

          (b) TiVo shall include, with each TiVo product containing any Quantum product, a warranty card that, entirely in capital letters in text no smaller than the largest text on such card

                                      17.

(i) disclaims on Quantum's behalf all warranties disclaimed herein to the full extent disclaimed herein, including the implied warranties of non-infringement, merchantability and fitness for a particular purpose; and (ii) excludes Quantum's liability to such third party for any indirect, special, incidental or consequential damages, whether or not Quantum has been advised of the possibility of such damages.

     Section 10.5 Intellectual Property Warranties.
                  --------------------------------

          (a) Quantum hereby represents and warrants to TiVo that (i) Hard Disk Drives sold to TiVo hereunder, except to the extent that any such Hard Disk Drive is modified by TiVo or by Quantum hereunder, and (ii) information and materials, as provided by Quantum to TiVo hereunder, do not infringe or misappropriate any third party's Intellectual Property Rights.

          (b) TiVo hereby represents and warrants to Quantum that information and materials, as provided by TiVo to Quantum hereunder, do not infringe any third party's Intellectual Property Rights.

     Section 10.6 Quantum Indemnity.  Quantum shall defend, indemnify and hold
                  -----------------
harmless TiVo, its employees and directors, from and against all cost, loss, liability, damage and expense any of them may incur to a third party as a result of Quantum's breach of the warranty set forth in Section 10.5(a) or the warranty set forth in Section 10.1; provided that (i) Quantum is permitted to control the defense and, at Quantum's option, settlement, of any claim, action, suit or proceeding (any "Claim") brought by such third party in connection therewith;
(ii) Quantum is promptly notified by TiVo of such Claim; and (iii) TiVo provides to Quantum all reasonable cooperation in connection with Quantum's defense or settlement of such Claim. Quantum shall reimburse TiVo's reasonable out-of-pocket expenses incurred in the provision of such cooperation. THE PROVISIONS OF THIS SECTION 10.6 STATE QUANTUM'S SOLE AND EXCLUSIVE OBLIGATION AND LIABILITY, AND TIVO'S SOLE REMEDY FROM QUANTUM, IN CONNECTION WITH ANY INFRINGEMENT OR MISAPPROPRIATION OF THIRD PARTY RIGHTS OR ANY CLAIM THEREOF.

     Section 10.7 TiVo Indemnity. TiVo shall defend, indemnify and hold harmless
                  --------------
Quantum, its employees and directors from and against all cost, loss, liability, damage and expense incurred or suffered by any of them arising out of (i) TiVo's sale or other distribution of any product sold or licensed by Quantum to TiVo hereunder, except to the extent such cost, loss, liability, damage and expense arises out of (X) Quantum's breach of the warranty set forth in Section 10.5(a) or (Y) any product liability claims for personal injury or property damage to the extent such claims arise out of a defect in a Hard Disk Drive sold to TiVo hereunder or (ii) any breach by TiVo of (a) any representation or warranty set forth in Section 10.5(b) or in Section 10.1 or (b) any provision of Section 10.4; provided that (i) TiVo is permitted to control the defense and, at TiVo's option, settlement, of any third-party Claim in connection therewith; (ii) TiVo is promptly notified by Quantum of such Claim; and (iii) Quantum provides to TiVo all reasonable cooperation in connection with TiVo's defense or settlement of such Claim. TiVo shall reimburse Quantum's reasonable out-of-pocket expenses incurred in the provision of such cooperation. THE PROVISIONS OF THIS SECTION
10.7 STATE TIVO'S SOLE AND EXCLUSIVE OBLIGATION AND LIABILITY, AND QUANTUM'S SOLE REMEDY FROM TIVO, IN

                                      18.

CONNECTION WITH ANY INFRINGEMENT OR MISAPPROPRIATION OF THIRD PARTY RIGHTS OR ANY CLAIM THEREOF.

                                   ARTICLE 11

                             LIABILITY LIMITATIONS

     Section 11.1 Quantum Liability.  QUANTUM'S TOTAL LIABILITY TO TIVO FOR ANY
                  -----------------
KIND OF LOSS, DAMAGE OR LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY, SHALL NOT EXCEED THE AMOUNTS ACTUALLY PAID BY TIVO TO QUANTUM BY THE EXPRESS TERMS OF THIS AGREEMENT IN THE TWELVE
(12)-MONTH PERIOD IMMEDIATELY PRECEDING THE DATE ON WHICH THE CAUSE OF ACTION GIVING RISE TO SUCH LIABILITY AROSE.

     Section 11.2 Exclusion of Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE
                  --------------------
TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT THE PARTY AGAINST WHOM LIABILITY IS SOUGHT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

     Section 11.3 Failure of Essential Purpose. The limitations specified in
                  ----------------------------
this ARTICLE 11 shall survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

                                  ARTICLE 12

                             TERM AND TERMINATION

     Section 12.1 Term.  This Agreement shall commence on the Effective Date and
                  ----
continue in full force and effect until the earlier to occur of (i) the second (2/nd/) anniversary of the First Shipment or (ii) Quantum's shipment to TiVo of [*] Hard Disk Drives (such period, the "Term") unless earlier terminated in accordance with the express provisions of this Agreement; provided, however, that Articles I and 9-14 (except Section 14.1), Sections 2.6-2.8, 3.4, 4.4-4.6, 6.2, 6.4-6.9 and 6.11, Sections K, L and M of Exhibit B, and all rights and obligations thereunder, shall survive the expiration or any termination of this Agreement and shall continue in perpetuity, unless such provisions expire or terminate by their terms. Following any expiration of this Agreement or any termination of this Agreement for other than a material breach hereof by TiVo
(i) Quantum shall be obligated to deliver to TiVo, in accordance with the terms and conditions hereof, Hard Disk Drives ordered hereunder pursuant to Purchase Orders accepted by Quantum in accordance herewith; and (ii) TiVo shall be obligated to pay for such Hard Disk Drives in accordance with the terms and conditions hereof. Following any termination of this Agreement for a material breach hereof by TiVo (i) Quantum shall have the right to deliver to TiVo, in accordance with the terms and conditions hereof, Hard Disk Drives ordered hereunder pursuant to Purchase

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      19.

Orders accepted by Quantum in accordance herewith; and (ii) TiVo shall be obligated to pay in accordance with the terms and conditions hereof for any Hard Disk Drives so delivered.

     Section 12.2 Default. If either Party defaults in the performance of any of
                  -------
its material obligations hereunder, such Party shall use its best efforts to correct such default within thirty (30) days (or such additional time as the Parties may agree) after written notice thereof from the other Party. If any such default cannot be, or is not, corrected within such thirty (30)-day period, then the non-defaulting Party shall have the right, in addition to any other remedies it may have, to terminate this Agreement and all rights and licenses granted by the non-defaulting Party hereunder by giving written notice to the Party in default.

     Section 12.3 Breach of Auxiliary Agreements. If TiVo breaches any provision
                  ------------------------------
of any of the Auxiliary Agreements, such breach shall be deemed a TiVo default in the performance of a material TiVo obligation hereunder and Quantum shall have the right to terminate this Agreement in accordance with Section 12.2.

     Section 12.4 Termination for Insolvency.  Either Party may terminate this
                  --------------------------
Agreement if a Bankruptcy Event occurs with respect to the other Party.

                                  ARTICLE 13

                               SECURITY INTEREST

     Section 13.1 Grant of Security Interest.  To secure the prompt and punctual
                  --------------------------
payment and performance of all of the Obligations (as defined below), (i) TiVo hereby grants to Quantum a purchase money security interest in and lien on, and hereby assigns as collateral and pledges to Quantum, all of TiVo's right, title and interest in or to all of the Hard Disk Drives sold hereunder and (ii) TiVo hereby grants to Quantum a security interest in and lien on, and hereby assigns as collateral and pledges to Quantum all accounts, accounts receivables and rights to payment of every kind and description related to or arising from the TiVo Service, in each case, wherever located, whether now owned or existing or hereafter acquired or arising, and all proceeds thereof of every kind and nature, however evidenced, whether consisting of money or deposit accounts or evidenced by documents, instruments, letters of credit chattel paper or otherwise (all of the foregoing being hereinafter collectively called the "Collateral"). Notwithstanding anything to the contrary, Quantum acknowledges that it must take and perform certain actions under the Uniform Commercial Code as enacted and in effect in the State of California (the "UCC") in order to perfect its purchase money security interest in the Hard Disk Drives. Until Quantum has taken and performed such actions, TiVo makes no representation or warranty as to the priority of the security interest granted hereby in connection with the Hard Disk Drives.

     Section 13.2 Obligations Secured. "Obligations" shall mean all
                  -------------------   -----------
indebtedness, obligations, and liabilities of TiVo to Quantum, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, in connection with the payment of the Initial Payment for each Hard Disk Drive sold hereunder or, as the case may be, the Discounted Price therefor and the periodic payments described in Sections 4.4(a) and (b) hereof, and all interest, costs, fees and

                                      20.

expenses (including attorneys' fees) incurred by Quantum in connection with the interpretation and enforcement of this Agreement, and of protecting, preserving and enforcing its rights with respect to, the Collateral.

     Section 13.3 Representations and Warranties and Covenants of TiVo.  TiVo
                  ----------------------------------------------------
represents and warrants that (i) TiVo has title to the Collateral free and clear of all liens and encumbrances other than (a) the liens of Quantum granted hereunder, (b) any liens existing as of the date hereof in favor of Silicon Valley Bank, (c) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves therefor have been set aside in connection with generally accepted accounting principles, (d) liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default (as defined below), (e) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (f) liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, and (g) liens incurred in connection with the extension, renewal, refunding, refinancing, modification, amendment or restatement of the indebtedness secured by liens described in clauses (a) and (b) above; provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase (the liens in clauses (a) through (g) collectively, "Permitted Liens"); and (ii) the Collateral will be kept at the addresses set forth on the attached Exhibit G, and will not be moved to any other location without thirty
(30) days' prior written notice to Quantum except sales of inventory and similar transactions in the ordinary course of business.

     Section 13.4 Covenants of TiVo. TiVo absolutely and unconditionally agrees
                  -----------------
to pay and perform all of the Obligations promptly as and when due and payable. TiVo further covenants and agrees that it will (a) not transfer or encumber any of the Collateral, except sales of inventory and similar transactions in the ordinary course of business and Permitted Liens, without Quantum's prior written consent, which consent shall not be unreasonably withheld, (b) maintain the Collateral in good repair, ordinary wear and tear excepted, (c) insure the Collateral in accordance with industry standards, and (d) take any other action, including without limitation the delivery of documents and instruments, which may from time to time be requested by Quantum to effectuate the purposes of this Agreement, and TiVo hereby grants to Quantum an irrevocable power of attorney, which is power coupled with an interest and full powers of substitution, to do any act and deed in the name of TiVo that Quantum may deem necessary to enforce any Collateral or perfect or continue perfection of Quantum's security interest therein; provided, however, that such power of attorney shall be exercisable only upon the occurrence and during the continuance of an Event of Default.

     Section 13.5 Events of Default.  The occurrence of each of the following
                  -----------------
events shall constitute an Event of Default hereunder: (a) TiVo shall fail to pay any of the Obligations when due and payable, or fail to perform or observe in any material respect any of its covenants under this Agreement with respect to the Collateral, or make any representation or warranty with respect to the Collateral which is false in any material respect, which failure or falsity is not cured within three days of receipt of notice; (b) a material default under any credit facility with Silicon Valley Bank

                                      21.

existing as of the date hereof shall have occurred entitling Silicon Valley Bank to accelerate the indebtedness thereunder or otherwise enforce its rights; (c) TiVo shall (i) make an assignment for the benefit of creditors, (ii) admit in writing its inability to pay or generally fail to pay its debts as they become due, (iii) petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of all or any substantial part of its assets,
(iv) commence or have commenced against it any case or proceeding under any bankruptcy, reorganization, arrangement, insolvency, dissolution or similar law of any jurisdiction; provided, that any such case or proceeding commenced against TiVo shall constitute an Event of Default hereunder only if such case or proceeding remains undismissed or unstayed for a period of sixty consecutive days, or (v) consent to or acquiesce in any of the foregoing; or (d) there shall remain in force, discharged or unsatisfied for more than thirty days, any judgment lien against TiVo in excess of $5,000.

     Section 13.6 Rights of Quantum Upon Default. Upon the occurrence of an
                  ------------------------------
Event of Default, Quantum may declare all Obligations to be immediately due and payable upon written notice to TiVo; provided, that in the event of any Event of Default specified in Section 13.5(c), Quantum may declare the Obligations to be immediately due and payable automatically without any notice thereof to TiVo. As against the Collateral, upon the occurrence of an Event of Default, Quantum shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a purchase money secured party under the UCC. Quantum shall give to TiVo at least five business days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. TiVo hereby acknowledges that five business days' prior written notice of such sale or sales shall be reasonable notice. In addition, TiVo waives any and all rights that it may have to judicial hearing in advance of the enforcement of any of Quantum's rights hereunder, including, without limitation, its right following demand to take immediate possession of the Collateral and exercise its rights with respect thereto. Notwithstanding the foregoing, TiVo and Quantum each agree that it shall be bound by the provisions of the UCC.

                                   ARTICLE 14

                                 MISCELLANEOUS

     Section 14.1  Observation Right

            (a) Subject to Section 14.1(b), TiVo shall permit Quantum to have one non-director representative attend each meeting of TiVo's board of directors, and to participate in all discussions during each such meeting (but not to vote on any matter). TiVo shall send to such representative notice of the time and place of each meeting in the same manner and at the same time as it may send such notice to its directors, and TiVo shall also provide to such representative copies of all notices, reports (including, without limitation, financial statements and budgets or plans), minutes and consents at the time and in the manner as they are provided to such directors; provided, however, that
                                                      ------------------
TiVo reserves the right to exclude such representative from any meeting or portion thereof, and deny access to any material, if TiVo reasonably believes that such exclusion or denial of access is necessary to preserve the attorney-client privilege, to protect material and non-public confidential or proprietary information or for other similar reasons; provided, further, however, that such
                                          ---------------------------
representative will be excluded only from that part of the meeting to which the forgoing clause applies.

             (b) The board observer rights described herein, and Quantum's rights under this Section 14.1, shall terminate and be of no further force and effect upon the earlier to occur of (i) the consummation of TiVo's initial public offering of its common stock pursuant to a registration statement declared effective by the Securities and Exchange Commission, or (ii) the termination of this Agreement.

                                      22.

[*]

     Section 14.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
                  -------------
INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES. Each Party hereby irrevocably consents to the exclusive jurisdiction and venue of the Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California in connection with any dispute hereunder or the enforcement of any right or obligation hereunder. The Parties hereby exclude the application hereto of the United Nations Convention on Contracts for the International Sale of Goods.

     Section 14.3 Independent Contractors.  The Parties are independent
                  -----------------------
contractors. Nothing contained herein or done pursuant to this Agreement shall constitute either Party the agent of the other Party for any purpose or in any sense whatsoever, or constitute the Parties as partners or joint venturers.

     Section 14.4 Assignment. TiVo shall not assign or delegate this Agreement,
                  ----------
or any of its rights or duties hereunder, directly, indirectly, by operation of law, in connection with a Change of Control or otherwise, and any such purported assignment or delegation shall be void, except with the express written permission of Quantum in its sole discretion. Notwithstanding the foregoing, prior to any TiVo Change of Control, TiVo shall notify Quantum thereof and Quantum shall either (i) consent to the assignment of this Agreement in connection therewith or (ii) have the right to terminate, and terminate, this Agreement effective immediately following such Change in Control. Without limiting the foregoing, any permitted assigns or successors hereof shall be bound by all terms and conditions of this Agreement.

     Section 14.5 Amendment. No alteration, amendment, waiver, cancellation or
                  ---------
any other change in any term or condition of this Agreement shall be valid or binding on either Party unless mutually assented to in writing by both Parties.

     Section 14.6 No Waiver.  The failure of either Party to enforce at any time
                  ---------
any of the provisions of this Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either Party to enforce each and every such provision thereafter. The express waiver by either Party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      23.

     Section 14.7  Severability.  If, for any reason, a court of competent
                   ------------
jurisdiction finds any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect. The Parties agree to negotiate in good faith an enforceable substitute provision for any invalid or unenforceable provision that most nearly achieves the intent and economic effect of such provision.

     Section 14.8  Notices. All notices, requests, demands, waivers, and other
                   -------
communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered by hand or confirmed facsimile transmission; (ii) one day after delivery by receipted overnight delivery; or (iii) four days after being mailed by certified or registered mail, return receipt requested, with postage prepaid to the following, or to such other person or address as either Party shall furnish to the other Party in writing pursuant to the above:

          (a) in the case of notices to Quantum, to the General Counsel the Vice President and General Manager of Quantum's Hard Disk Drive division at the relevant address set forth at the beginning of this Agreement, with a copy to Selwyn B. Goldberg, Esq., Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304.

          (b) in the case of notices to TiVo, to the Chief Executive Officer at the relevant address set forth at the beginning of this Agreement, with a copy to Alan C. Mendelson, Esq., Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306-2155.

     Section 14.9  Titles and Subtitles.  The titles and subtitles used in this
                   --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 14.10 Entire Agreement.  The terms and conditions herein contained
                   ----------------
and the referenced Exhibits which are hereby incorporated herein by reference constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous and contemporaneous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof, including without limitation that certain nondisclosure agreement between them dated as of December 8, 1997.

               ***Remainder of this page intentionally blank.***

                                      24.

     Section 14.11  Counterparts. This Agreement may be executed in counterparts
                    ------------
or duplicate originals, both of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

     In Witness Whereof, the Parties have caused this Agreement to be executed by duly authorized officers or representatives to be effective as of the date first above written.

QUANTUM CORPORATION                               Tivo, Inc.

By:  /s/ Young Sohn                               By:   /s/ Michael Ramsay
  ----------------------                             ---------------------
Name:    Young Sohn                               Name:  Michael Ramsay
      ------------------                               -------------------
Title:   President, EPSG                          Title: CEO, President
      ------------------                                ------------------

                                      25.

                                   Exhibit A

             TiVo Center Technical and Performance Characteristics

CPU: [*]

RAM: [*]

[*]

TiVo Media Switch custom ASIC--[*]

[*]

Operating System: [*]

Outputs: [*]

Inputs: [*]

[*]

Universal remote control.

[*]

Hardware enables trick play modes-pause, fastforward, rewind, etc. of live TV programming as well as programming stored on the hard drive.

                   TiVo Service Personal Television Features

Pick programs-by name, by station, by timer.

Season pass-enables viewer to capture a particular program each time it occurs with a single request at the beginning of a season.

"Thumbs up/Thumbs down" metaphor which allows viewers to rate the programs they are watching and affect future programs captured by TiVo.

Teach TiVo what you like by actor, genre

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      1.

Preference engine-gathers and reports box and service usage and viewing info which can later be used for marketing and data mining purposes.

"Showcases"-collections of programming being promoted by a network on the TiVo Service such as HBO's "Friday Night at the Fights" collection of boxing matches.

TiVo recommended programming.

Mechanism for filtering shows according to person's viewing preferences.

TV show conflict resolution-forces the viewer to choose which show to capture if TiVo has been told to capture 2 shows at the same time.

GIF icons to display partner logos throughout the TiVo service.

Sound effects and background music in service.

Bookmarking allows a viewer to mark a show and have it captured in its entirety for later viewing.

Mechanism for the remote update of operating software and viewer interface.

                                      2.

                                   Exhibit B

                                 Certain Terms

     A. Rolling Forecast. Within three (3) days of the first day of each month
        ----------------
during the Term, TiVo shall supply to Quantum a good-faith, [*] rolling forecast of TiVo's estimated Hard Disk Drive purchases hereunder.

     B. Purchase Orders. Within three (3) days of the first day of each month
        ---------------
during. the Term, TiVo shall deliver to Quantum a purchase order (a "Purchase Order") that orders (i) not fewer than [*] of the number of Hard Disk Drives (the "Forecasted Amount") forecast in the previous month pursuant to Section A of this Exhibit to be purchased in such month and (ii) not more than [*] of the Forecasted Amount. Each Purchase Order shall specify whether TiVo desires [*] Hard Disk Drives, [*] Hard Disk Drives or a particular combination thereof. All Purchase Orders shall be in writing, provided however, that an order may be initially placed orally, by telecopy or fax if a confirmational written Purchase Order is received by Quantum within five (5) days of such oral, telecopy or fax order. Each Purchase Order shall request a shipping date (a "Shipping Date") of the Hard Disk Drives ordered thereby not earlier than forty-five (45) days (or such sooner time as Quantum may approve in writing following TiVo's request) from the date of such Purchase Order and not later than thirty (30) days following the last day of the Term. Purchase Orders submitted to Quantum from time to time hereunder shall be governed by the terms of this Agreement only, and nothing contained in any such Purchase Order shall in any way modify this Agreement or add any term or condition hereto. TiVo shall not deliver to Quantum any Purchase Order that orders a number of Hard Disk Drives whose aggregate cost hereunder exceeds the credit limit established by Quantum with respect to TiVo, and Quantum shall have no obligation with respect to any Purchase Order delivered in breach of the foregoing obligation. Quantum shall notify TiVo of the amount of such credit limit upon request.

     C.   Quantum Shipping.  Quantum shall deliver to TiVo a written
          ----------------
confirmation of each Purchase Order submitted hereunder. Quantum shall ship the Hard Disk Drives ordered pursuant to each Purchase Order, or, at Quantum's sole discretion, corresponding Equivalent Drives, on or within ten (10) days of the relevant Shipping Date. Quantum's sole liability, and TiVo's sole remedy, for any breach of the foregoing obligation shall be to permit TiVo, notwithstanding the provisions of Section 5.1, to purchase from a third party a number of hard disk drives equal to [*] pursuant to a confirmed Purchase Order delivered to Quantum in accordance herewith and (ii) [*] to TiVo on or within ten (10) days of the relevant Shipping Date. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION C, QUANTUM SHALL HAVE NO LIABILITY FOR ANY FAILURE TO SHIP HARD DISK DRIVES THAT MAY BE ORDERED HEREUNDER. Notwithstanding any other provision of this Agreement, Quantum shall have no obligation to ship any product hereunder if TiVo is in breach of any provision of this Agreement. Quantum shall promptly notify TiVo if Quantum elects not to ship a product hereunder in accordance with the foregoing sentence. Without limiting any of the foregoing, Quantum shall have the

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      1.

right to ship Hard Disk Drives in partial fulfillment of a Purchase Order, and TiVo shall pay for such Hard Disk Drives when invoiced therefor in accordance herewith.

     D.   Quantum Notification.  If, at any time during the Term, Quantum
          --------------------
believes that it will be unable to provide Hard Disk Drives hereunder, whether or not a Purchase Order for any quantity of Hard Disk Drives has been delivered or confirmed in accordance herewith, Quantum may notify TiVo thereof. Following such notification, (i) Quantum shall have no obligation to ship Hard Disk Drives hereunder to the extent set forth in such notification and (ii) TiVo shall have the right, notwithstanding the provisions of Section 5.1, to purchase hard disk drives from a third party to such extent.

     E.   Purchase Order Alteration.
          -------------------------

               a. More than thirty (30) days prior to the relevant Shipping Date, TiVo may, upon Written notice to Quantum, vary the number of Hard Disk Drives to be shipped to TiVo on such Shipping Date such that the number of Hard Disk Drives to be so shipped is not more than [*] of the number of Hard Disk Drives forecasted to be ordered by the forecast immediately preceding the submission hereunder of the relevant Purchase Order and not fewer than [*] of the number of Hard Disk Drives so forecasted. Quantum shall provide TiVo with written confirmation of any such written notice.

               b. TiVo shall have no right to vary the quantity of Hard Disk Drives to be shipped by Quantum hereunder within thirty (30) days of the relevant Shipping Date.

     F.   Shipment/Risk of Loss.  Hard Disk Drives delivered pursuant to the
          ---------------------
terms of this Agreement shall be marked for shipment to the destination specified in TiVo's Purchase Order, and delivered to the carrier agent FOB Quantum's designated facility, at which time risk of loss and title shall pass to TiVo. All freight, insurance, and other shipping expenses, as well as expenses for any special packing provided by Quantum, shall be paid by TiVo. All shipment and freight charges will be deemed correct unless Quantum receives from TiVo, no later than seven (7) days after the date of TiVo's receipt of the relevant shipment, a written notice (addressed to the attention of Quantum's shipping and legal departments) specifying the shipment, the purchase order number, and the exact nature of the discrepancy between the order and the shipment in number or type of products shipped, or freight or other charges, as the case may be.

     G.   Export of Products.  Notwithstanding any other provision of this
          ------------------
Agreement, TiVo and not Quantum shall be responsible for the export of Hard Disk Drives from the United States.

     H.   Limited Warranty. Quantum represents and warrants to TiVo that all
          ----------------
Hard Disk Drives sold to TiVo hereunder will be free from defects in material and workmanship and will materially conform to the relevant product data sheet therefor attached hereto as Exhibit H (or, in the case of Equivalent Drives, to the relevant, equivalent product data sheet therefor published by Quantum) (any such data sheet a "Data Sheet" for a period of three (3) years commencing upon Quantum's shipment thereof. Notwithstanding any other provision of this Agreement, Quantum shall have no obligation or liability, and TiVo shall have no remedy, in connection with the foregoing warranty with respect to any

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      2.

nonconformity of a Hard Disk Drive to the relevant Data Sheet caused by a modification of such Hard Disk Drive by TiVo or by Quantum hereunder. Quantum's sole liability and TiVo's sole remedy, in the event of a breach of the foregoing warranty, shall be, at Quantum's option, Quantum's prompt repair or replacement, consistent with Quantum's standard business practices, of, or issuance to TiVo of a credit (applicable to future purchases hereunder only) (a "Credit") for, the Hard Disk Drive for which the foregoing warranty is breached. TiVo shall at its expense return any Hard Disk Drive for which the foregoing warranty is breached to Quantum in accordance with Quantum's standard return materials authorization policies and procedures then in effect. Following any expiration or termination of this Agreement, Quantum shall pay to TiVo an amount equal to TiVo's Credit not yet applied to purchases hereunder.

     I.   TiVo Warrant Only.  Nothing set forth in this Agreement is or shall be
          -----------------
construed as a warranty by Quantum to any third party, including any TiVo customer or subscriber.

     J.   Acceptance and Rejection.  Without limiting the warranty set forth in
          ------------------------
Section F of this Exhibit, TiVo shall inspect all Hard Disk Drives shipped by Quantum hereunder and accept or reject as nonconforming such Hard Disk Drives within thirty (30) days of TiVo's receipt thereof Any Hard Disk Drive not so inspected and accepted or rejected shall be deemed accepted by TiVo hereunder. If TiVo so rejects Hard Disk Drives shipped hereunder and returns such Hard Disk Drives to Quantum, and if such rejection is not based upon damage suffered by such Hard Disk Drives in shipping, Quantum shall refund TiVo's reasonable shipping expense in connection with any such return if, in Quantum's reasonable discretion, such Hard Disk Drive was properly rejected. Quantum shall use commercially reasonable efforts to promptly deliver to TiVo, via a mutually acceptable means, which may include Air Freight, Hard Disk Drives to replace Hard Disk Drives properly rejected by TiVo as set forth above.

     K.   Invoicing.  Quantum will issue an invoice to TiVo for the Initial
          ---------
Payment of each Hard Disk Drive sold hereunder upon Quantum's shipment of such Hard Disk Drive. TiVo shall pay all such invoices within thirty (30) days of invoice date.

     L.   Payment Mechanics.  All payments made pursuant to this Agreement shall
          -----------------
be made by telegraphic transfer to the designated account of Quantum in United States Dollars, without any deduction or withholding of taxes or charges of any kind. TiVo will pay interest to Quantum, from the date due until the date paid, at the rate of eighteen percent (18%) per year, or the highest rate permitted by law, whichever is lower, on any amounts not paid when due hereunder.

     M.   Post-Warranty Support. Quantum shall give TiVo the opportunity to
          ---------------------
receive the post-warranty support offered to all Quantum OEM customers.


                                      3.

                                   Exhibit C

Quantum Trademark Territory
- ---------------------------
[*]

TiVo Trademark Territory
- ------------------------
[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      1.

                                   Exhibit D

                               Quantum Trademark

                              [LOGO APPEARS HERE]


                                      1.

                                 Tivo Trademark

                            [PICTURE APPEARS HERE]

                                      2.

                                   Exhibit E

                                   OEM Price

     A. For each Hard Disk Drive ordered hereunder having a requested delivery date prior to [*],the OEM Price therefor shall be [*].

     B. For each Hard Disk Drive ordered hereunder having a requested delivery date during [*], the OEM Price therefor shall be [*] per [*] Hard Disk Drive and [*] per [*] Hard Disk Drive.

     C. Beginning with the [*], [*] prior to the [*], the OEM Price for a Hard Disk Drive to be delivered to TiVo during such calendar quarter shall be [*].

     D. Notwithstanding the foregoing, if, as of [*] prior to the first (1/st/) day of a particular calendar quarter, [*], the OEM Price therefor for such Quarter shall be [*] and the [*].

     E. With respect to a particular Hard Disk Drive, if Quantum notifies its customers thereof that Quantum is designating such Hard Disk Drive "End-of-Life" the OEM Price for such Hard Disk Drive shall thereafter be [*].

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      1.

                                   Exhibit F

                       Design Maturity Test Specification

CONTROL NUMBER = 11



                                    HARDWARE

                            DESIGN VERIFICATION TEST

                              PROCEDURE AND REPORT

                             (By Shawn Babrnasseb)

                                      1.

                                   Exhibit G

                    Address at which Collateral Must Be Kept

Ionics
1933 Milmont Ave.
Milpitas, CA 95035

Avex-San Jose
2100 Senter Rd.
San Jose, California 95112

Avex-Huntsville
4807 Bradford Drive
Huntsville, Alabama 35805

Yaes Technology, Inc.
2141 Third St.
San Francisco, CA 94107

                                      1.


            Quantum Bigfoot TS                                     12.7                              19.2

         Form Factor                                                5.25 inch (low                    5.25 inch
Interface                                                  profile) Ultra ATA                (low profile)
Formatted Capacity (MB/1/)                                 12,720                            Ultra ATA
                                                                                             19,292
         Disk Drive Configuration                                   4                                 6
         Recording Surfaces
ATA Logical                                                16,384/2/                         16,384/2/
   Cylinders                                               16                                16
   Heads                                                   63                                63
   Sectors
         Physical Specifications
         Dimensions-inches (mm)                                     5.75 (146.1)                      5.75
   Width                                                   8.0 (203.2)                       (146.1)
   Length                                                  1.0 (25.4)                        8.0 (203.2)
   Height                                                  0.25 (6.4)                        1.0 (25.4)
   Maximum Screw Penetration                               2.1 (0.955)                       0.25 (6.4)
Weight-pounds (kg)                                                                           2.5 (1.14)


- ----------------------------------------------------------------------------------------------------------------

         Performance Specifications                                 Non-Operating

         Typical Seek Times/3/ (ms)                                 Temperature (*C)                  -40 to 65
   Average                             10.5                Non-Condensing Humidity (%)       5 to 95
   Track-toTrack                       2                   Shock (G)
   Full Stroke                         25                  Short Duration (2 ms)) Sine
Average Rotational Latency (ms)        7.5                 Long Duration (11 ms) Sine        200
Rotational Speed (RPM)                 4,000               Sound Power (bets, typ/max)       70
Maximum Internal                                                                             3.6/3.9 Idle
   Data Rate (MB/sec)                  101 to 168                                            4.5/4.2 Seek
Burst Transfer Rates (MB/sec)
   Ultra ATA                           33.3
   PIO Mode 4                          16.7
   DMA Mode 2                          16.7
Buffer Size/4/ (KB)                    512

         Reliability Specifications                                 Power Specifications
         Start/Stop Cycles, Ambient             40,000              Nominal Voltage (V)               +-5/+-12
Nonrecoverable Data Errors (per bits    (less than) 10 per 10       Voltage Margin (%)                +-5/+-10
read)
                                   3                    Typical Power Draw (W)
Warranty/5/ (years)                                         Standby                           1.0
                                                            Idle                              5.75
                                                            Operating                         6.5
                                                            Peak Current (mA on +5/+12 V)     450/2,000

         Environmental Limits                             /1/ Quantum defines a megabyte (MB) as 10 or 1,000,000 bytes.
                                                          /2/ LBA addressing required above 8.4 GB.
                                                          /3/ Seek times are at nominal conditions and include setting for read
                                                          /4/ Upper 96 KB used for firmware.
                                                          /5/ This warranty is standard when products are purchased directly through authorized quantum distributors/dealers. Unless otherwise agreed, a one-year warranty is provided to all OEMs purchasing directly from
                                                              Quantum. End-user warranties provided by computer manufacturers may vary.
                                                          /6/ Operating is defined as 40% seeking, 30% reading, 10% writing, and 20%
                                                              idle.
         Operating/6/
   Temperature ((degree)C)             5 to 55
   Non-condensing Humidity (%)         5 to 85
   Shock (G, 11 ms)                    20

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5545 in the USA and Canada, or visit our World Wide Web site:
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         Quantum Corporation                     Quantum Asia-Pacific Pte Ltd.
500 McCarthy Boulevard                        9 Temasek Boulevard
1-800-624-5545                                #24-00/Suntec City Tower 2
http://www.quantum.com                        Singapore 038989
- ----------------------                        65-334-0880

       Quntum Peripheral                             Quantum Peripherials Japan
Products S.A.                                 Shinjuku Square Tower 4F
ICC Building D                                6-22-1 Nishi-Shinjuku
20 Route de Pre-Bois                          Shinjuku-ku, Tokyo, 163-11 Japan
1215 Geneva, Switzerland                      81-3-5321-7900
41-22-929-7600
- -------------------------------------------------------------------------------
Specifications subject to change without notice

(C)1998 Quantum Corporation. All rights reserved. Quantum, the Quantum logo, DisCache, and WriteCache are trademarks of Quantum Corporation, registered in the U.S.A. and other countries. AT-Bus Cable Select, AutoRead, AutoWrite, Bigfoot, Defect Free interface, DiskWare, and Fireball are trademarks of Quantum Corporation. Products mentioned herein are for identification purposes only and may be trademarks or registered trademarks of their respective companies.

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